UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)               February 26, 2009

                                 EMCOR Group, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
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                 (State or Other Jurisdiction of Incorporation)

        1-8267                                           11-2125338
------------------------                   ------------------------------------
(Commission File Number)                   (I.R.S. Employer Identification No.)



     301 Merritt Seven, Norwalk, CT                    06851-1092
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(Address of Principal Executive Offices)               (Zip Code)

                                (203) 849-7800
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              (Registrant's Telephone Number, Including Area Code)

                                     N/A
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange  Act  (17  CFR  240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

     On February 26, 2009, EMCOR Group, Inc. issued a press release disclosing results of operations for its fiscal 2008 fourth quarter ended December 31, 2008. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     The information contained in this Current Report on Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item. 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number   Description
--------------   ---------------------------------------------------------------
99.1             Press Release issued by EMCOR Group, Inc. on February 26, 2009 disclosing results of operations for its fiscal 2008 fourth quarter ended December 31, 2008.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              EMCOR Group, Inc.


Dated:  February 26, 2009                         By:   /s/ Frank T. MacInnis
                                                  ---------------------------
                                                       Frank T. MacInnis
                                                    Chairman of the Board of
                                                      Directors and Chief
                                                       Executive Officer

                                                                    Exhibit 99.1

                             FOR:        EMCOR GROUP, INC.

                             CONTACT:    R. Kevin Matz
                                         Executive Vice President
                                         Shared Services
                                         (203) 849-7938

                                         FD
                                         Investors: Eric Boyriven - 212-850-5600
                                         Linden Alschuler & Kaplan, Inc.
                                         Media: Suzanne Dawson / Cecile Fradkin
                                         (212) 575-4545


                 EMCOR GROUP, INC. REPORTS RECORD FOURTH QUARTER
                           AND FULL YEAR 2008 RESULTS
      - Fourth Quarter Operating Income Increases 17.2% to $100.9 Million -
             - Fourth Quarter Diluted EPS Increases 20.0% to $0.90 -

        - Full Year Record $2.71 Diluted EPS from Continuing Operations,
                              Up 45.7% over 2007 -

NORWALK, CONNECTICUT, February 26, 2009 - EMCOR Group, Inc. (NYSE: EME) today reported results for the fourth quarter and full year ended December 31, 2008.

For the 2008 fourth quarter, the Company reported net income of $60.3 million, or $0.90 per diluted share, an increase of 19.8% over net income of $50.3 million, or $0.75 per diluted share, in the fourth quarter of 2007. In the 2008 fourth quarter, revenues were $1.68 billion compared to $1.77 billion in the fourth quarter of 2007.

Operating income in the 2008 fourth quarter was $100.9 million, an increase of 17.2% from operating income of $86.1 million in the same quarter a year ago. As a percentage of revenues, operating income rose to a record 6.0% from 4.9% in the 2007 fourth quarter. Selling, general and administrative (SG&A) expenses were $144.5 million, or 8.6% of revenues, in the fourth quarter of 2008, compared to $153.9 million, or 8.7% of revenues, in the comparable prior year period. The Company's income tax rate for the 2008 fourth quarter was 39.7%, compared with 39.2% in the fourth quarter of 2007.

Contract backlog as of December 31, 2008 was $4.00 billion, compared to backlog of $4.49 billion as of December 31, 2007 and $4.42 billion at the end of the 2008 third quarter. The decline in backlog was principally attributable to a decrease in the hospitality / gaming sector, particularly in the Las Vegas market, and the commercial sector mitigated by growth in the transportation, industrial, institutional and water and wastewater sectors.

EMCOR Reports Fourth Quarter Results                                      Page 2

For the 2008 full-year period, the Company reported net income of $182.2 million, or $2.71 per diluted share, an increase of 43.7% over net income of $126.8 million, or $1.90 per diluted share, in 2007. Revenues in the 2008 full-year period rose 14.5% to $6.79 billion from $5.93 billion in 2007. Organic revenue growth was 5.9% for the 2008 full-year period.

Operating income was $302.6 million, or 4.5% of revenues for the 2008 full-year period, an increase of 51.4% over operating income of $199.8 million, or 3.4% of revenues, in the same period last year. SG&A expenses were $582.3 million, or 8.6% of revenues, for the 2008 full-year period, versus $502.7 million, or 8.5% of revenues, in 2007.

The Company's results for the 2008 full-year period include a previously announced one-time charge of $7.9 million, substantially all of which is non-cash, resulting from an adverse jury verdict and a $7.0 million non-cash charge with respect to the impairment of the value of our equity investment in a joint venture; the diluted EPS impact of these two charges was approximately ($0.14).

Frank T. MacInnis, Chairman and CEO of EMCOR Group, commented, "The 2008 fourth quarter marked the culmination of the most successful year in our Company's history. We significantly outperformed expectations as we continued to benefit from the steps we have taken to diversify our business across markets, services and geographies. Operating margins in the quarter and full year were records for their respective periods, reflecting the size and profitability of our U.S. Facilities Services segment, as well as our ongoing focus on bidding discipline, which continue to have a positive impact on our revenue mix, margin characteristics and earnings power. We also continued to generate excellent liquidity, achieving a 29% year-over-year increase in operating cash flows to a level of $335 million."

Mr. MacInnis continued, "This quarter marks nearly 14 years of consistent profitability at EMCOR, a timeframe that has included several significant market down-cycles, and our performance underscores the ability of our business model to adapt to all economic circumstances. During this timeframe, we have successfully executed our long-term strategy to diversify our business and end markets and improve our long-term profitability through strategic acquisitions, enhanced management of the bidding process and the targeted growth of our Facilities Services business. As a result, going into the current down-cycle we are a larger, more balanced and more profitable company than ever before with a greater proportion of our business driven less by cyclical factors. We are also supported by a strong balance sheet, with substantial cash and no net debt, which benefits us in a market where financial strength and liquidity are increasingly becoming competitive differentiators."

EMCOR Reports Fourth Quarter Results                                      Page 3

Mr. MacInnis concluded, "While we are experiencing varying degrees of pressure on demand in most of our markets, we believe that EMCOR is better positioned to weather the current cycle than at any other time in its history. Our market diversification and disciplined management approach give us the flexibility to control our cost base and target sectors that are more likely to outperform, including those that may benefit from the economic stimulus package, as the current cycle evolves and ultimately improves. Although continued uncertainty in the credit markets may affect major capital projects, much of our business, including a substantial portion of our Facilities Services business, is derived from maintenance of existing facilities, the budgets for which are less likely to be the first to be cut in the current environment. While 2009 will be challenging, EMCOR has the market position, operational flexibility and financial strength and discipline necessary to adapt to these uncertain times and pursue its long-term growth strategy."

The Company noted that, based on the current size and scope of its contract backlog and assuming a continuation of existing market conditions, it expects to generate "base line" revenues of between $6.0 billion and $6.3 billion and is highly confident of its ability to generate 2009 full year diluted "base line" EPS from continuing operations of $1.80. While a material deterioration of market conditions from current levels could cause the Company's performance to fall, early benefits from the economic stimulus plan, accretive acquisitions, and/or improved credit markets could provide opportunities to exceed the "base line" estimates.

EMCOR Group, Inc. is a Fortune 500(R) worldwide leader in mechanical and electrical construction services, energy infrastructure and facilities services. This press release and other press releases may be viewed at the Company's Web site at www.emcorgroup.com.

EMCOR Group's fourth quarter conference call will be available live via internet broadcast today, Thursday, February 26, at 10:30 AM Eastern Standard Time. You can access the live call through the Home Page of the Company's Web site at www.emcorgroup.com.

     This release may contain certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments are based upon information available to EMCOR management and its perception thereof, as of this date, and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding market opportunities, market share growth, gross profit, backlog mix, projects with varying profit margins, and selling, general and administrative expenses. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR's services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risks and factors associated with EMCOR's business are also discussed in the Company's 2008 Form 10-K and in other reports filed from time to time with the Securities and Exchange Commission. All these risks and factors should be taken into account in evaluating any forward-looking statements.


                           - FINANCIAL TABLES FOLLOW -

                                EMCOR GROUP, INC.
                              FINANCIAL HIGHLIGHTS
             (In thousands, except share and per share information)

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                               (Unaudited)
                                        For the Three Months Ended    For the Twelve Months Ended
                                               December 31,                   December 31,
                                           2008            2007          2008             2007
                                           ----            ----          ----             ----

Revenues                                $1,680,518      $1,767,633    $6,785,242       $5,927,152
Cost of sales                            1,433,349       1,527,334     5,898,591        5,224,330
                                        ----------      ----------    ----------       ----------
Gross profit                               247,169         240,299       886,651          702,822
Selling, general and
   administrative expenses                 144,543         153,943       582,317          502,654
Restructuring expenses                       1,686             250         1,757              343
                                        ----------      ----------    ----------       ----------
Operating income                           100,940          86,106       302,577          199,825
Interest (expense) income, net                (259)         (3,681)       (1,854)           3,975
Minority interest                             (673)             (5)       (1,931)          (2,051)
                                        ----------      ----------    ----------       ----------
Income from continuing
   operations before income taxes          100,008          82,420       298,792          201,749
Income tax provision                        39,721          32,336       116,588           77,706
                                        ----------      ----------    ----------       ----------
Income from continuing
   operations                               60,287          50,084       182,204          124,043
Income from discontinued
   operation, net of income taxes               --             246            --            2,765
                                        ----------      ----------    ----------       ----------
Net income                              $   60,287      $   50,330    $  182,204       $  126,808
                                        ==========      ==========    ==========       ==========
Basic earnings per common share:
   From continuing operations           $     0.92      $     0.77    $     2.79       $     1.93
   From discontinued operation                  --            0.00            --             0.04
                                        ----------      ----------    ----------       ----------
                                        $     0.92      $     0.77    $     2.79       $     1.97
                                        ==========      ==========    ==========       ==========
Diluted earnings per common share:
   From continuing operations           $     0.90      $     0.75    $     2.71       $     1.86
   From discontinued operation                  --            0.00            --             0.04
                                        ----------      ----------    ----------       ----------
                                        $     0.90      $     0.75    $     2.71       $     1.90
                                        ==========      ==========    ==========       ==========
Weighted average shares of
  common stock outstanding:
     Basic                              65,493,047      65,093,750    65,373,483       64,431,471
     Diluted                            66,852,379      67,051,600    67,117,261       66,731,936

                                EMCOR GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                                           December 31,     December 31,
                                                               2008             2007
                                                           ------------     ------------
ASSETS
Current assets:
Cash and cash equivalents                                   $  405,869       $  251,637
Accounts receivable, net                                     1,390,973        1,435,268
Costs and estimated earnings in excess of billings
  on uncompleted contracts                                     105,441          155,060
Inventories                                                     54,601           52,247
Prepaid expenses and other                                      53,856           56,935
                                                            ----------       ----------
  Total current assets                                       2,010,740        1,951,147

Investments, notes and other long-term receivables              14,958           22,669
Property, plant & equipment, net                                96,716           83,963
Goodwill                                                       582,714          563,918
Identifiable intangible assets, net                            292,128          252,146
Other assets                                                    11,148           13,157
                                                            ----------       ----------
Total assets                                                $3,008,404       $2,887,000
                                                            ==========       ==========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Borrowings under working capital credit line                $       --          $    --
Current maturities of long-term debt and capital
  lease obligations                                              3,886            3,791
Accounts payable                                               500,881          537,314
Billings in excess of costs and estimated earnings
  on uncompleted contracts                                     601,834          582,572
Accrued payroll and benefits                                   221,564          215,554
Other accrued expenses and liabilities                         184,990          190,349
                                                            ----------       ----------
  Total current liabilities                                  1,513,155        1,529,580

Long-term debt and capital lease obligations                   196,218          223,453
Other long-term obligations                                    255,686          248,926
Total stockholders' equity                                   1,043,345          885,041
                                                            ----------       ----------
Total liabilities and stockholders' equity                  $3,008,404       $2,887,000
                                                            ==========       ==========
